Exhibit 10.8

SEPARATION AND RELEASE AGREEMENT

THIS SEPARATION AND RELEASE AGREEMENT (this “Agreement”) is made as of September 12, 2014 (the “Agreement Date”) by and between PRONAI THERAPEUTICS, INC., a Delaware corporation, whose address is 46701 Commerce Center Drive, Plymouth, Michigan 48170 (the “Company”) and MINA P. SOOCH whose address is                      (“Employee”).

BACKGROUND

Employee has been employed as the Chief Business Officer and Vice President of Business Development of the Company pursuant to the terms and conditions set forth in that certain letter agreement describing Employee’s employment terms dated as of May 12, 2014, between the Company and Employee (the “Employment Terms Letter”).

The Company and Employee (collectively, the “Parties” and each, without distinction, a “Party”) have mutually agreed to terminate the existing employment relationship on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of this Agreement and the mutual promises set forth in this Agreement, the Parties agree as follows:

TERMS AND CONDITIONS

ARTICLE 1.

EMPLOYMENT TERMINATION, PAYMENTS AND RESIGNATION

1.1 TERMINATION OF EMPLOYMENT. Employee and the Company acknowledge and agree that Employee’s employment with the Company shall terminate as of September 12, 2014 (the “Termination Date”). Until the Termination Date, the Company shall continue to pay Employee her salary, less deductions required or authorized by law, including any applicable 401(k) deductions.

1.2 SEPARATION CONSIDERATION. As consideration for Employee’s agreements and releases set forth herein, following the later to occur of the (i) execution of this Agreement and expiration of the Revocation Period (as defined below) and (ii) the Termination Date, and recognizing that without execution of this Agreement, Employee would not be entitled to any additional compensation beyond wages due, the Company agrees to (i) pay Employee an amount equal to (A) nine (9) months of your then-current Base Salary, subject to payroll deductions and all required withholdings, (B) fully and complete vesting of all of the Stock Options (as such term is defined in the Employment Terms Letter), and (C) extend the exercise period for the Stock Options to a period equal to one (1) year following the date that the Revocation Period set forth in the this Agreement expires without Employee’s revocation of this Agreement. By signing this Agreement you hereby acknowledge that the extension of the exercise period for the Stock Options to the applicable expiration date will result in each of the Stock Options failing to qualify as ISOs (as such term is defined in the Employment terms letter).

1.3 EXPENSE REIMBURSEMENT. Employee will submit her final documented employee expense reimbursement statement reflecting all business expenses incurred by Employee through the Termination Date, if any, to the Company within thirty (30) days of the Termination Date. The Company will reimburse Employee for these expenses pursuant to its regular business practice.

1.4 CONFLICT WITH OTHER AGREEMENTS. In the event of any conflict of the provisions between this Agreement, the Employee Terms Letter, the Consulting Agreement (as such term is defined in the Employment Terms Letter) and the agreements related to the Stock Options, the provisions set forth in this Agreement shall control. In the event of any conflict between this Agreement and the provisions of that certain the Invention Assignment Agreement (as such term defined in the Employment Terms Letter), the terms and conditions of the Invention Assignment Agreement shall control.

1.5 ACKNOWLEDGEMENT. Except as provided in this Article 1, the Parties acknowledge and agree that Employee is not, and shall not after the Termination Date, be eligible for any additional payment by the Company of any bonus, salary, vacation pay, retirement pension, severance pay, back pay, or other remuneration or compensation of any kind in respect of employment by the Company. Employee acknowledges that as of the Termination Date, she has used all accrued vacation and that Company has no obligation to pay her any amount for accrued but unused vacation time or other paid time off. Employee hereby confirms to the Company that Exhibit 1 to the Invention Assignment Agreement contains a complete list of all Inventions (as defined in the Invention Assignment Agreement) or improvements to which Employee claims ownership and desires to remove from the operation of the Inventions Assignment Agreement. Employee further agrees that the Invention Assignment Agreement remains in full force and effect and Employee hereby reaffirms her obligations arising under the terms of the Invention Assignment Agreement. Employee agrees to return to the Company all Company Documents and Materials (as defined in the Invention Assignment Agreement), apparatus, equipment and other physical property in Employee’s possession within two (2) days of the Termination Date and in the manner directed by the Chairman of the Company’s Board of Directors.

1.6 RESIGNATION. Effective as of the Termination Date, Employee resigns from every office of the Company held by Employee.

1.7 COOPERATION AND ASSISTANCE. Following the Termination Date, Employee agrees shall furnish such information and assistance to the Company as may be reasonably required by the Company in connection with any issues or matters of which Employee had knowledge during her employment with the Company. Effective as of the Termination Date, Employee agrees not to initiate communication for one year with any employees, consultants, potential strategic partners, customers, vendors, agents, representatives, investors, potential investors or creditors of the Company concerning the Company and promptly deliver to the attention of the Chairman of the Board via email to                      all correspondence and any inquiries that Employee receives (including the contents of any telephone calls or emails received by Employee) from any third party concerning the Company. Notwithstanding the forgoing, Employee shall be permitted to communicate with the limited partners of Apjohn Ventures Annex Fund, LP or Apjohn Ventures Fund, LP or the members of Apjohn Group, LLC with respect to matters involving the Company.

ARTICLE 2.

RELEASE AND NON-DISPARAGEMENT

2.1 EMPLOYEE RELEASE OF CLAIMS. In consideration for the separation consideration set forth in this Agreement, Employee, on behalf of herself, her heirs, executors, legal representatives, spouse and assigns (“Employee Releasing Parties”), hereby fully and forever releases the Company and its respective past and present officers, directors, employees, investors, stockholders, administrators, subsidiaries, affiliates, predecessor and successor corporations and assigns, attorneys and insurers (the “Company’s Released Parties”) of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the date the Consulting Agreement is terminated, including, without limitation, any and all claims:

2.1.1. which arise out of, or result from, or occurred in connection with Employee’s employment by or consulting to the Company or any of its affiliated entities, the termination of that employment or consulting relationship, any events occurring in the course of that employment or consultancy, or any events occurring prior to the execution of this Agreement;

2.1.2. any and all claims for breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; legal malpractice, or negligent or intentional interference with contract or prospective economic advantage;

2.1.3. relating to discrimination, retaliation, termination in violation of public policy or defamation;

2.1.4. relating to (i) wrongful discharge of employment; any and all claims for wrongful discharge of employment, and/or (ii) violation of any federal, state or municipal statute relating to employment or employment discrimination, including, without limitation, (A) Title VII of the Civil Rights Act of 1964, as amended, (B) the Civil Rights Act of 1866, as amended, (C) the Civil Rights Act of 1991, as amended, (D) the Employee Retirement and Income Security Act of 1974, as amended, (E) the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), including, without limitation, by the Older Workers’ Benefit Protection Act, as amended (“OWBPA”), (F) the OWBFA, (G) the Americans with Disabilities Act of 1990, as amended, (H) any applicable state Persons with Disabilities Civil Rights Act, as amended, and (I) any applicable state Whistleblowers Protection Act, as amended;

2.1.5. any and all claims for back pay or other unpaid compensation;

2.1.6. any and all claims relating to equity of the Company, other than related to Stock Options; and

2.1.7. any and all claims for attorneys’ fees and costs.

Employee hereby agrees that the release set forth in this Agreement shall be and remain in effect in all respects as a complete general release as to the matters released. Employee represents and agrees that Employee has not filed any lawsuit, arbitration, or other claim against any of the Company’s Released Parties. Employee states that it knows of no violation of state, federal, or municipal law or regulation by any of the Company’s Released Parties, and knows of no ongoing or pending investigation, charge, or complaint by any agency charged with enforcement of state, federal, or municipal law or regulation. Pursuant to and as a part of Employee’s release and discharge of the Company’s Released Parties, as set forth herein, Employee agrees to the fullest extent permitted by law, not to sue or file a complaint, action, or demand for arbitration against any of the Company’s Released Parties in any forum or assist or otherwise participate willingly or voluntarily in any claim, arbitration, suit, action, investigation, or other proceeding of any kind that relates to any matter that involves any of the Company’s Released Parties, and that occurred up to and including this Agreement. Employee agrees that she shall not receive any damages, recovery and/or relief of any type related to any released claim(s), whether pursued by Employee, any governmental agency, other person or group. Nothing in the foregoing shall prevent Employee from commencing an action or proceeding to enforce Employee’s rights arising under this Agreement or under the Stock Options. Employee hereby represents, as of the date hereof, that Employee is not aware of any basis for a claim against any of the Company’s Released Parties.

2.2 ACKNOWLEDGMENT OF WAIVER OF CLAIMS UNDER ADEA. Employee acknowledges that she is waiving and releasing any rights she may have under the OWBPA and the ADEA, and that this waiver and release is knowing and voluntary. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least twenty-one (21) days within which to consider this Agreement and that if she signed this Agreement before expiration of that twenty-one (21) calendar day period, she did so knowingly and voluntarily and with the intent of waiving her right to utilize the full twenty-one (21) calendar day consideration period; and (c) she has seven (7) days following her execution of this Agreement to revoke the Agreement (the “Revocation Period”). Communication of any such revocation by Employee to the Company shall be provided in writing and mailed by certified or registered mail with return receipt requested and shall be addressed to the Company at its principal corporate offices to the attention of its Chairman of the Board of Directors. This Agreement shall not be effective until the Revocation Period has expired.

2.3 EFFECTIVE DATE. This Agreement shall be effective upon the full execution by the Parties and, if applicable, the expiration of the Revocation Period.

2.4 NO ADMISSION OF LIABILITY. The Parties hereby acknowledge that neither this Agreement nor any statement contained herein shall be deemed to constitute an admission of liability on the part of the parties herein released.

2.5 RESTRICTIONS REASONABLE. Employee acknowledges and agrees that the time limitation and geographic scope on the restrictions in this Article 2, as applicable, are reasonable. Employee also acknowledges and agrees that (i) the limitations in this Article 2 are reasonably necessary for the protection of the Company, (ii) through this Agreement, Employee shall receive adequate consideration for any loss of opportunity associated with the provisions herein, and (iii) the provisions of this Article 2 provide a reasonable way of protecting the Company’s business value that was imparted to Employee. In the event that any term, word, clause, phrase, provision, restriction or section of this Article 2 is more restrictive than permitted by the law of the jurisdiction in which the Company seeks enforcement thereof, the provisions of this Article 2 shall be limited only to that extent that a judicial determination finds the same to be unreasonable or otherwise unenforceable.

2.6 NON-DISPARAGEMENT.

2.6.1. For a period of one (1) year after the date of this Agreement, each Party covenants and agrees that such Party shall not make or cause to be made any statements, observations, opinions or communicate any information (whether in written or oral form) that defames, slanders or is likely in any way to harm the reputation of the other Party or any of its subsidiaries, affiliates, directors, or officers or tortiously interfere with any of the other Party’s respective business relationships. Each Party acknowledges and agrees that any violation of the covenant contained in this Section will result in irreparable damage to the other Party and that the other Party shall be entitled to injunctive and other equitable relief. In addition, each Party agrees that should it become necessary for the other Party to enforce any of the covenants contained in this Section through any legal, administrative or alternative dispute resolution proceeding, the Party breaching any of the covenants shall reimburse the other Party for any and all reasonable fees and expenses (legal costs, attorneys’ fees and otherwise) incurred by such Party in successfully enforcing such covenants and/or prosecuting any such proceeding or appeal therefrom to successful conclusion.

2.6.2. In the event that either Party is ordered by a court of competent jurisdiction or is compelled by subpoena to disclose any information on the other Party, such Party may disclose that information without liability under Section 2.6.1; provided, however, that the disclosing Party gives the other Party written notice of the information to be disclosed as far in advance of its disclosure as is practicable.

2.6.3. Each Party understands and agrees that the other Party could not be reasonably or adequately compensated in damages in an action at law for breach of the Party’s obligations under this Section 2.6. Accordingly, each Party specifically agrees that the other Party shall be entitled to temporary and permanent injunctive relief, specific performance, and other equitable relief to enforce the provisions of this Section 2.6. This provision with respect to injunctive relief shall not, however, diminish the right of the Party to claim and recover damages or other remedies in addition to equitable relief.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES

3.1 REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. Employee warrants and represents to the Company that she:

3.1.1. has been advised to consult with legal counsel in entering into this Agreement;

3.1.2. has entirely read this Agreement;

3.1.3. has voluntarily executed this Agreement without any duress or undue influence and with the full intent of releasing all claims;

3.1.4. has received no promise, inducement or agreement not herein expressed with respect to this Agreement or the terms of this Agreement;

3.1.5. understands and agrees that in the event any injury, loss, or damage has been sustained by her which is not now known or suspected, or in the event that the losses or damage now known or suspected have present or future consequences not now known or suspected, this Agreement shall nevertheless constitute a full and final release as to the parties herein released, and that this Agreement shall apply to all such unknown or unsuspected injuries, losses, damages or consequences; and

3.1.6. expressly acknowledges that her entry into this Agreement is in exchange for consideration in addition to anything of value to which she is already entitled.

3.2 AUTHORITY. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that she has the capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

3.3 NO OTHER REPRESENTATIONS. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

ARTICLE 4.

MISCELLANEOUS

4.1 CONFIDENTIALITY. The Parties each agree to use their best efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (collectively, the “Separation Information”). The Parties agree to take every reasonable precaution to prevent disclosure of any Separation Information to third parties, and each agrees that there will be no publicity, directly or indirectly, concerning any Separation Information. The Parties agree to take every precaution to disclose Separation Information only to those employees, officers, directors, attorneys, accountants, governmental entities (including the potential filing of this Agreement with the applicable rules and regulations of the SEC), and family members who have a reasonable need to know of such Separation Information. Notwithstanding the foregoing, Employee may reveal to potential employers only those Sections of this Agreement that would restrict her activities or ability to disclose information with respect to any such future employer.

4.2 SEVERABILITY. Should any provision of this Agreement be declared or be determined by any arbitrator or court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

4.3 ENTIRE AGREEMENT. This Agreement together with the Employment Terms Letter, the stock option agreements related to the Stock Options, and the Invention Assignment Agreement represent the entire agreement and understanding between the Company and Employee concerning Employee’s separation from the Company, and supersedes and replaces any and all prior agreements and understandings concerning Employee’s relationship with the Company and her compensation by the Company.

4.4 ASSIGNMENT. This Agreement may not be assigned by Employee or the Company without the prior written consent of the other party. Notwithstanding the foregoing, this Agreement may be assigned by the Company to a corporation controlling, controlled by or under common control with the Company without the consent of Employee. This Agreement shall inure to the benefit of, and be binding upon, each Party’s respective heirs, legal representatives, successors and assigns.

4.5 NO ORAL MODIFICATION. This Agreement may only be amended by a writing signed by Employee and the Company.

4.6 GOVERNING LAW; CONSENT TO JURISDICTION, WAIVER OF JURY TRIAL. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to its principles of conflicts of laws. Each of the Parties irrevocably submits to the exclusive jurisdiction of the state and federal courts of the State of Michigan for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each Party anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the Parties irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

4.7 COUNTERPARTS/ FACSIMILE SIGNATURE. This Agreement may be executed in one or more counterparts and by facsimile, each of which shall constitute an original and all of which together shall constitute one and the same instrument. Signatures of the Parties transmitted by facsimile or via .pdf format shall be deemed to be their original signatures for all purposes.

SIGNATURES ON THE FOLLOWING PAGE

The Parties have executed this Separation and Release Agreement as of the date set forth below.

PRONAI THERAPEUTICS, INC.

By:	/s/ Nicholas Glover	/s/ Mina Sooch
Name:	Nicholas Glover	MINA P. SOOCH
Title:	President and Chief Executive Officer

		Date:	9-12-14

ELECTION TO EXECUTE PRIOR TO EXPIRATION OF

TWENTY-ONE DAY CONSIDERATION PERIOD

(To be signed only if Separation and Release Agreement is signed prior to expiration of 21 days after it is presented to employee)

I understand that I have up to twenty-one (21) days within which to consider and execute the foregoing Separation and Release Agreement. However, after having had sufficient time to consider the matter and to consult with counsel, I have freely and voluntarily elected to execute the Separation and Release Agreement before the twenty-one (21) day period has expired.

/s/ Mina Sooch
MINA P. SOOCH

Date:	9-12-14